Exhibit 99.1

Harleysville Recapitalized with the Benefit of First Niagara Loan

HARLEYSVILLE, Pa. – December 7, 2009– First Niagara Financial Group, Inc. (NASDAQ: FNFG) which agreed to acquire Harleysville National Corporation (NASDAQ: HNBC) in July 2009 in an all-stock transaction valued at approximately $237 million, will lend up to $50 million as part of a recapitalization plan to ensure that Harleysville and its bank subsidiary meet the general regulatory capital ratios to be designated “well capitalized” under federal banking laws.

Thirty-five million of the $50 million facility was borrowed from First Niagara and contributed to Harleysville National Bank as Tier One Capital, allowing it to meet the ratios of a “well capitalized” bank for the first time since September 2008. Coupled with operational improvements initiated by Harleysville National Bank, as well as an enhanced and strong liquidity position, the capital injection enables the company to better serve the needs of its customers by increasing its lending capacity.

Harleysville’s regulatory capital ratios as of December 7, 2009 included total risk-based capital of 10.44%, Tier 1 risk-based capital of 9.17% and a Tier 1 leverage capital of 6.49%. The general regulatory minimums for well capitalized designation are 10% for total risk-based capital, 6% for Tier 1 risk-based capital and 5% for a Tier 1 leverage capital.

In connection with the capital infusion, The Office of the Comptroller of the Currency informed Harleysville that it is extending the deadline for compliance with previously announced “individual minimum capital ratios” from June 30, 2009 to March 31, 2010, subject to continued compliance with “well capitalized” ratios achieved upon receipt of the First Niagara loan proceeds. First Niagara’s acquisition of Harleysville is expected to close prior to the IMCR-compliance deadline, subject to regulatory and shareholder approval, in the first quarter of 2010.

First Niagara is also prepared to buy up to $80 million in commercial and commercial real estate loan participations from Harleysville and allow Harleysville to originate loans on behalf of First

Niagara via a correspondent relationship, both of which will further enhance Harleysville’s regulatory capital ratios and boost lending activities.

“This capital infusion is significant for our bank, our customers and the communities we serve,” Harleysville President and Chief Executive Officer Paul D. Geraghty said. “Boosting our capital places Harleysville National in a strong position to serve its communities until we complete our transaction with First Niagara and reignite the growth of this franchise in Southeastern Pennsylvania and the Lehigh Valley.”

First Niagara President and Chief Executive Officer John R. Koelmel said, “After working closely with the Harleysville’s team in recent months, we’re even more bullish about the value of this transaction, the strength of the franchise, and the opportunity we have in this region. We’re pleased to be able to leverage First Niagara’s exceptional capital position to immediately ensure the availability of credit for Harleysville’s customers in advance of the completion of this acquisition in the first quarter of 2010.”

About Harleysville – Harleysville National Corporation, with assets of $5.2 billion, is the holding company for Harleysville National Bank (HNB). Harleysville National Corporation stock is traded under the symbol “HNBC” and is commonly quoted under NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation website at www.hncbank.com.

About First Niagara – First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, had assets of $14.1 billion and deposits of $9.9 billion at September 30, 2009. First Niagara Bank is a community-oriented bank providing financial services to individuals, families and businesses through 171 branches and five Regional Market Centers across Upstate New York and Western Pennsylvania. In July 2009, First Niagara announced its plans to acquire Harleysville National Corporation and its $5.2 billion in assets and 83 branches in the Philadelphia area, subject to regulatory and Harleysville shareholder approval. Just recently, the thrift holding company applied to the Federal Reserve Board to become a bank holding company and on December 3 announced its application to become a commercial bank. For more information, visit www.fnfg.com.

Forward-Looking Statements – This press release contains forward-looking statements with respect to Harleysville National Corporation and its proposed merger with First Niagara. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) that governmental approvals of the merger may not be obtained, may be delayed, or that adverse regulatory conditions may be imposed in connection with governmental approvals of the merger changes in the interest rate environment; (2) that the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) that operating costs, customer losses and business disruption following the merger, including adverse effects of relationships with employees, may be greater than expected; and (4) if the merger agreement is terminated, Harleysville National Corporation will have a limited time to repay the loan from First Niagara and there can be no assurance that Harleysville National Corporation will be able to raise funds sufficient to repay the loan from First Niagara if the merger agreement is terminated.

Shareholder Information – First Niagara will file a registration statement, a prospectus that will also serve as the proxy statement for the vote of the stockholders of Harleysville National Corporation, and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about First Niagara and Harleysville, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus also can be obtained, when available and without charge, by directing a request to Harleysville National Corporation, 483 Main Street, Harleysville, Pennsylvania 19438, Attention: Noel Devine (215) 256-8851 ext 61703, or to First Niagara Financial Group, Inc., Attention: Anthony M. Alessi, Investor Relations, 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, (716) 625-7692.

Harleysville, First Niagara and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Harleysville in connection with the acquisition. Information about the directors and executive officers of Harleysville and their ownership of Harleysville common stock is set forth in Harleysville’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at Harleysville’s address in the preceding paragraph. Information about the directors and executive officers of First Niagara is set forth in First Niagara’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from First Niagara at the address set forth in the preceding paragraph.

Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Harleysville Officer Contacts

Noel Devine	Director of Marketing
(215) 256-8851 ext 61703,
ndevine@hncbank.com

First Niagara Officer Contacts

Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Corporate Communications Manager
(716) 819-5921
leslie.garrity@fnfg.com